                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report:     July 8, 1998
                        ---


                            REGENCY AFFILIATES, INC.
          ------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




          Delaware                       1-7949                 72-0888772
-------------------------------    ------------------     ---------------------
(State or Other Jurisdiction of  (Commission File No.)    (IRS Employer
Incorporation or Organization)                            Identification Number)


729 S.E. Federal Hwy., Suite 307, Stuart, Fla.                      34994
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  (Address of Principal Executive Offices)                        (Zip Code)



10842 Old Mill Rd. #5B, Omaha, NB                                 68154
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(Address of Administrative Offices)                            (Zip Code)

Registrant's Telephone Number (executive office), including Area Code:
(561) 220-7662
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Registrant's Telephone Number (administrative office), including Area Code:
(402) 330-8750
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                                 Not Applicable
--------------------------------------------------------------------------------
Former name or former address, if changed since last report)


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ITEM 5.      OTHER EVENTS



         On June 24, 1998, Regency Affiliates, Inc. ("Regency") completed the refinancing of all of its long term debts on more favorable terms. A copy of Regency's press release dated June 25, 1998 is attached as Exhibit A.


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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            REGENCY AFFILIATES, INC.
                     -------                        -------

                                  (Registrant)

7/6/98                                 By: /s/ William R. Ponsoldt
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Date                                           William R. Ponsoldt, President




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                                   EXHIBIT A
                                   ---------



FOR IMMEDIATE RELEASE CONTACT: William R. Ponsoldt
                               Chairman & President
                               (561) 220-7662

                       REGENCY AFFILIATES, INC. ANNOUNCES
                         REFINANCING OF LONG TERM DEBT

Stuart, FL. June 25, 1998 - Regency Affiliates, Inc. ("Regency") (OTC BB:RAFF) announced that on June 24th, 1998 it completed a $14,000,000, 5 1/2 year zero coupon refinancing of all of Regency Affiliates, Inc.'s long term debt at a new low rate of 7 1/2% which is 100 basis points under the current U.S. prime rate.

Chairman and President William Ponsoldt stated that on June 21st, 1996 Regency borrowed $3,500,000 in two tranches that had an effective cost to Regency of more than 20% per year. The covenants in that loan agreement were very restrictive and originally precluded a payoff on the majority of the loan until June 21st, 1998. We funded the refinancing three days later. The new loan advanced $9,383,000 to Regency, of which $5,214,000 was used to pay off the old loan, and $918,000 was used to pay for the cost of an insurance guaranty and loan closing costs. However, we still anticipate some minor additional costs. We were able to secure this very low 7 1/2% rate by the creative use of an insurance company guaranty. We believe this is the first time this concept has been used on this type of transaction. Regency has increased its cash by $3,250,000 with only nominal restrictions. There will be no payments due on the loan until its maturity in November 2003, or later under certain conditions. At maturity Regency will owe $14,000,000. We expect that Regency will repay this loan from distributions from the Security West Partnership on or before its maturity date. The Security West Partnership plans to refinance its original debt of $56,450,000 on or before October 2003 when it will be fully amoritized to zero.


     The following is a comparison between our old loan and the new loan.


                             Old Loan                    New Loan
                             --------                    --------

     Amount Funded         $ 3,500,000                  $9,383,219.27

     Interest Rate                  20%                         7 1/2%

     Due 11/30/2003        $14,435,417                  $  14,000,000

     Due on Maturity       $21,541,379                  $  14,000,000